UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007 (March 21, 2007)

Gene Logic Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (301) 987-1700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007 the Board appointed Charles L. Dimmler, III as President and Chief Executive Officer of the Company, effective immediately, replacing Mark Gessler.

From March 2004 until November 2006, Mr. Dimmler served as Executive Chairman of, and from August 2005 to November 2006, as Chief Executive Officer, of NOBEX Corporation, a privately-held biopharmaceutical company. Since December 2003, Mr. Dimmler has served as Managing Principal of Newcastle Harbor, LLC, a privately-held family asset management firm specializing in investments in healthcare and life sciences enterprises. From February 2001 through December 2003, Mr. Dimmler served as Chief Investment Officer of H. Lundbeck A/S, a pharmaceutical company listed on the Copenhagen stock exchange and Chief Executive Officer and Chairman of the Board of Directors of Lundbeck, Inc., a wholly-owned subsidiary of H. Lundbeck A/S. Mr. Dimmler has served as a Director of the Company since May 1996 and as Chairman of the Audit Committee, and will continue to serve as a Director.

Mr. Gessler will remain at the Company and on the Board of Directors.

The Company expects to enter into an employment agreement with Mr. Dimmler and a revised compensation arrangement with Mr. Gessler, the terms of which have not finally been determined.

A copy of the press release announcing these management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Gene Logic Inc. press release, dated March 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENE LOGIC INC.

Date: March 27, 2007	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Gene Logic Inc. press release, dated March 22, 2007.